NEWS RELEASE
PHIL LYNCH	JAY KOVAL
VICE PRESIDENT	VICE PRESIDENT
DIRECTOR CORPORATE COMMUNICATIONS	DIRECTOR INVESTOR
AND PUBLIC RELATIONS	RELATIONS
502-774-7928	502-774-6903

BROWN-FORMAN BOARD INCREASES SHARE REPURCHASE
AUTHORIZATION BY $1 BILLION

Louisville, KY, March 25, 2015 - Brown-Forman Corporation (NYSE: BFB, BFA) announced that its Board of Directors has approved a $1 billion increase to its share repurchase authorization and extended it through March 24, 2016, subject to market and other conditions. The existing buyback authorization had $108 million remaining as of market close on March 24, 2015. Under the amended repurchase program, the company can repurchase Class A and Class B common shares from time to time for cash in open market purchases, block transactions, and privately negotiated transactions in accordance with applicable federal securities laws. This share repurchase program may be modified, suspended, or terminated by the company at any time without prior notice.

Paul Varga, chief executive officer of Brown-Forman said, "This $1 billion incremental share repurchase authorization reflects the excellent health of our business, the quality of our balance sheet and cash flows, and the optimism we have for the continued growth of Brown-Forman."

For more than 140 years, Brown-Forman Corporation has enriched the experience of life by responsibly building fine quality beverage alcohol brands, including Jack Daniel's Tennessee Whiskey, Jack Daniel’s Tennessee Honey, Southern Comfort, Finlandia, Jack Daniel's & Cola, Canadian Mist, Korbel, Gentleman Jack, el Jimador, Herradura, Sonoma-Cutrer, Chambord, New Mix, Tuaca, and Woodford Reserve. Brown-Forman's brands are supported by nearly 4,200 employees and sold in approximately 160 countries worldwide. For more information about the company, please visit http://www.brown-forman.com.

Important Information on Forward-Looking Statements:
This release contains statements, estimates, and projections that are “forward-looking statements” as defined under U.S. federal securities laws. Words such as “aim,” “anticipate,” “aspire,” “believe,” “continue,” “could,” “envision,” “estimate,” “expect,” “expectation,” “intend,” “may,” “plan,” “potential,” “project,” “pursue,” “see,” “seek,” “should,” “will,” “will continue,” and similar words identify forward-looking statements, which speak only as of the date we make them. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. By their nature, forward-looking statements involve risks, uncertainties and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. These risks and other factors include, but are not limited to:

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Unfavorable global or regional economic conditions, and related low consumer confidence, high unemployment, weak credit or capital markets, sovereign debt defaults, sequestrations, austerity measures, higher interest rates, political instability, higher inflation, deflation, lower returns on pension assets, or lower discount rates for pension obligations

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Risks associated with being a U.S.-based company with global operations, including commercial, political and financial risks; local labor policies and conditions; protectionist trade policies or economic or trade sanctions; compliance with local trade practices and other regulations, including anti-corruption laws; terrorism; and health pandemics

•	Fluctuations in foreign currency exchange rates

•	Changes in laws, regulations or policies - especially those that affect the production, importation, marketing, sale or consumption of our beverage alcohol products

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Tax rate changes (including excise, sales, VAT, tariffs, duties, corporate, individual income, dividends, capital gains) or changes in related reserves, changes in tax rules (e.g., LIFO, foreign income deferral, U.S. manufacturing and other deductions) or accounting standards, and the unpredictability and suddenness with which they can occur

•	Dependence upon the continued growth of the Jack Daniel’s family of brands

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Changes in consumer preferences, consumption or purchase patterns - particularly away from brown spirits, our premium products, or spirits generally, and our ability to anticipate and react to them; bar, restaurant, travel or other on-premise declines; unfavorable consumer reaction to new products, line extensions, package changes, product reformulations, or other product innovation

•	Decline in the social acceptability of beverage alcohol products in significant markets

•	Production facility, aging warehouse or supply chain disruption

•	Imprecision in supply/demand forecasting

•	Higher costs, lower quality or unavailability of energy, input materials, labor or finished goods

•	Route-to-consumer changes that affect the timing of our sales, temporarily disrupt the marketing or sale of our products, or result in higher implementation-related or fixed costs

•	Inventory fluctuations in our products by distributors, wholesalers, or retailers

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Competitors’ consolidation or other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets or distribution networks

•	Risks associated with acquisitions, dispositions, business partnerships or investments - such as acquisition integration, or termination difficulties or costs, or impairment in recorded value

•	Insufficient protection of our intellectual property rights

•	Product recalls or other product liability claims; product counterfeiting, tampering, or product quality issues

•	Significant legal disputes and proceedings; government investigations (particularly of industry or company business, trade or marketing practices)

•	Failure or breach of key information technology systems

•	Negative publicity related to our company, brands, marketing, personnel, operations, business performance or prospects

•	Our status as a family ”controlled company” under New York Stock Exchange rules

•	Business disruption, decline or costs related to organizational changes, reductions in workforce or other cost-cutting measures, or our failure to attract or retain key executive or employee talent

For further information on these & other risks, please refer to the “Risk Factors” section of our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC.